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                                                                  EXHIBIT 10.47


                         HORIZON MEDICAL PRODUCTS, INC.

                            WILLIAM E. PETERSON, JR.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                               FEBRUARY 25, 2003


THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") evidences that, subject to the following terms and conditions, on February 25, 2003 (the "Grant Date"), Horizon Medical Products, Inc., a Georgia corporation (the "Company"), granted to William E. Peterson, Jr. (the "Optionee") a non-qualified stock option (the "Option") for the purchase of four hundred twenty-five thousand (425,000) shares of the Company's common stock (the "Stock"), at an option price of seventy-five cents ($0.75) per share (the "Option Price").

SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms are defined as set forth below:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Employment Agreement" means that certain employment agreement entered into between the Company and Optionee effective as of March 16, 2002, as amended by Amendment to Employment Agreement dated September 16, 2002 and as amended by Amendment to Employment Agreement dated March 7, 2003.

         (c) "1933 Act" means the Securities Act of 1933, as amended from time to time, and any successor to such act.

SECTION 2. STOCK OPTION. The Option shall be subject to the following terms and conditions.

         (a) Term. The Option shall (subject to Section 2(b)) be exercisable for a period of ten (10) years following Grant Date.

         (b) Vesting. Optionee's right to exercise this Option shall vest, if at all, and this Option shall be exercisable in full at any time during the term described in Section 2(a) upon release of the Company's audited financial statements for its 2003 fiscal year (the "2003 Year") if such statements reflect that actual sales and actual EBITDA for the 2003 Year are equal to or greater than sales and EBITDA for the 2003 Year as described in the Operating Plan for the 2003 Year that was approved by the Board of Directors of the Company on February 25, 2003 (the "Operating Plan"). In the


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calculation of actual EBITDA for the 2003 Year, from net sales shall be subtracted only cost of sales, selling, general and administrative expenses, direct sales expansion program expenses, and research and development expenses, as such calculation for EBITDA is reflected on page 1 of the Operating Plan. Notwithstanding the foregoing, any restructuring costs or charges incurred by the Company in connection with any refinancing of the Company's subordinated debt shall be disregarded. For purposes of clarification, the net sales and EBITDA for the 2003 Year in the Operating Plan are $28,126,944 and $4,178,967, respectively. Optionee hereby forever waives and relinquishes any right or interest that Optionee may have or claim to have with respect to bonus compensation under Section 3.1(b) of the Employment Agreement for the Company's 2002 fiscal year.

         (c) Method of Exercise. Subject to the provisions of this Section 2, the Option may be exercised, to the extent exercisable, in whole or in part, at any time during the Option term by giving written notice of exercise to the Company at its home office in Manchester, Georgia specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified or bank check or such other instrument as the Company may accept, plus such sum, if any, as the Company deems necessary to satisfy Optionee's withholding and other tax obligations resulting from any compensation attributable to such exercise of the Option.

         (d) Non-Transferability of Option. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the term "Optionee" include the guardian and legal representative of the Optionee and any person to whom the Option is transferred by will or the laws of descent and distribution.

SECTION 3.        ADMINISTRATION.

         This Agreement shall be administered by the Board. The Board shall have the authority to interpret the terms and provisions of this Agreement.

         The Board may act only by an affirmative vote of at least two-thirds (2/3) of the members of the Board then in office, except that the Board through any such action may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. All decisions made by the Board pursuant to the provisions of this Agreement shall be final and binding on all persons, including the Company and the Optionee.

SECTION 4.        ADJUSTMENTS AND CHANGE IN CONTROL.


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         In the event of any merger, reorganization, consolidation, recapitalization (including, but not limited to, the issuance of common stock or any securities convertible into common stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, the Board shall make a corresponding substitution or adjustment in the number of shares or other property subject to this Option and Option Price of the shares and other property subject to this Option as may be determined to be reasonable, fair, and equitable under the circumstances; provided, however, that the number of shares subject to the Option always shall be rounded to the next whole number.

         In the event a Change in Control (as defined below) should occur during 2003, this Option shall vest and shall become exercisable in full as of the date of such event and at any time thereafter during the term described in
Section 2(a) notwithstanding the provisions of Section 2(b) above. For purposes of this Agreement, the term Change in Control means any transaction or event as a direct or indirect result of which results in (A) a sale of all or substantially all of the assets of the Company; (B) any transaction (including without limitation a merger, consolidation, stock purchase, or reorganization) which results in the disposition of 50% or more of the voting power of all classes of capital stock of the Company unless the Company's shareholders of record as constituted immediately prior to such transaction will, immediately after such transaction (solely by virtue of securities issued as consideration for the Company's transaction or otherwise), hold at least 50.1% of the voting power of the surviving or acquiring Person; (C) at any time any Person (other than ComVest Venture Partners, L.P. ("ComVest") or Commonwealth Associates, L.P. ("Commonwealth")) or Section 13(d) "group" as defined under the Exchange Act is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of greater than 50% of the outstanding voting shares of the Company; or (D) directors of the Company who are designated and/or nominated to be directors by ComVest, Commonwealth, or any of their respective affiliates constitute a majority of the directors on the Board of Directors of the Company. For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or other entity. For purposes of this Agreement, the term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor to such act.

SECTION 5.        GENERAL PROVISIONS.

         (a)      Compliance with Laws.

                  (1) The Option shall not be exercised and no related share certificates shall be issued if the Board reasonably determines that such exercise or such issuance would violate any approval, consent, registration, or other bona fide requirement of any


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stock exchange upon which the securities of the Company may then be listed, the
Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares.

                  (2) Certificates representing the Stock transferred upon the exercise of the Option may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

         (b) Beneficiary. Optionee shall have the right to designate a beneficiary to whom Optionee's rights under this Agreement shall pass at Optionee's death and to change such designation from time to time in a letter, or letters, delivered to the Board at any time before his death.

         (c) Severability. If any provisions of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the subject agreement.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (e) Merger Clause. This Agreement supersedes any and all understandings between the Company and the Optionee with respect to the Option, and, except as otherwise provided herein, this Agreement may be amended only in writing signed by the Company and the Optionee.

         (f) Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.


                           HORIZON MEDICAL PRODUCTS, INC.


                           By: /s/ Marshall B. Hunt
                              -------------------------------------------------


                           Its: Chairman & Chief Executive Officer
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PLEASE INDICATE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOREGOING BY SIGNING
AND RETURNING A COPY OF THIS AGREEMENT.

I hereby acknowledge receipt of the Option granted on the Option Date, which has been granted to me under this Agreement. I further agree to conform to all of the terms and conditions of the Option as set forth in this Agreement.


                           OPTIONEE:

                           /s/ William E. Peterson, Jr.
                           ----------------------------------------------------
                           William E. Peterson, Jr.

                           Date: February 25, 2003
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